Exhibit 10.27

Veeco Instruments Inc.

Annual Report on Form 10-K for the Year Ended December 31, 2004

AMENDMENT NO. 3 TO

VEECO INSTRUMENTS INC.

FIRST AMENDED AND RESTATED

EMPLOYEE STOCK PURCHASE PLAN

Effective December 23, 2004

The Veeco Instruments Inc. First Amended and Restated Employee Stock Purchase Plan, as amended (the “Plan”), is hereby amended as follows:

1.                                       Section 3.04 of the Plan is amended to read, in its entirety, as follows:

3.04                        Effective Date and Term of Plan

No Offerings shall be made under the Plan after December 31, 2009.

2.                                       Paragraphs (a) of Section 5.03 of the Plan is amended to read, in its entirety, as follows:

(a)                                  A Participant may elect to reduce his or her level of payroll deductions during an Offering period by providing notice in such form and manner as prescribed by the Administrator no later than 30 days prior to the end of such Offering Period.  Subject to paragraph (c), a Participant may make only one such election during an Offering period.

3.                                       Paragraphs (b) of Section 5.03 of the Plan is amended to read, in its entirety, as follows:

(b)                                 A Participant may elect to discontinue his or her payroll deductions for an Offering Period by providing notice in such form and manner as prescribed by the Administrator no later than 30 days prior to the end of such Offering Period.  A Participant who elects to discontinue payroll deductions for an Offering may not again resume payroll deductions for that Offering.

4.                                       Section 6.01 of the Plan is amended to read, in its entirety, as follows:

6.01                        Offering Period

Offerings to purchase Stock under the Plan will be made during such periods as the Board or the Committee shall determine prior to the commencement of such Offering Period, provided, however, that no Offering Period will be longer than one calendar year or extend beyond the date set forth in Section 3.04.

5.                                       Section 6.02 of the Plan is amended to read, in its entirety, as follows:

6.02                        Purchase Price

The purchase price of Stock for an Offering shall be determined by the Board or the Committee prior to the commencement of such Offering Period, provided, however, that the purchase price shall not be lower than the lesser of:

(a)                                  85 percent (85%) of the Fair Market Value of the Stock on first business day of the Offering period; and

(b)                                 85 percent (85%) of the Fair Market Value of the Stock on the last business day of the Offering period.

6.                                       Paragraph (b) of Section 6.04 of the Plan is amended to read, in its entirety, as follows:

(b)                                 The maximum number of shares of Stock that may be purchased during Offering Periods falling within the same calendar year will equal the lesser of the number of shares (i) allowed under Section 423( b)(8) of the Code, or (ii) determined by the Board or the Committee prior to the commencement of each such Offering Period.

7.                                       Paragraph (a) of Section 7.01 of the Plan is amended to read, in its entirety, as follows:

(a)                                  A Participant may withdraw from an Offering at any time prior to the date that is 30 days prior to the end of the respective Offering Period.  The Participant’s notice of withdrawal shall be made in the form and manner determined by the Administrator.

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This Amendment was approved by the Compensation Committee of Veeco’s Board of Directors on December 23, 2004, and will be submitted for approval by stockholders at Veeco’s 2005 Annual Meeting of Stockholders.